      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 2001
                                                      REGISTRATION NO. 333-56228



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                    ----------------------------------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                    ----------------------------------------
                                NETSILICON, INC.
             (Exact name of Registrant as specified in its charter)

                         ------------------------------
                       411 WAVERLEY OAKS, ROAD, BLDG. 227
                          WALTHAM, MASSACHUSETTS 02452


   MASSACHUSETTS                  (781) 647-1234                04-2826579
 (State or other             (Address, including zip         (I.R.S. Employer
 jurisdiction of           code, and telephone number,    Identification Number)
  incorporation              including area code, of
 or organization)            Registrant's principal
                               executive offices)



                    ----------------------------------------
                            CORNELIUS PETERSON, VIII
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                NETSILICON, INC.
                       411 WAVERLEY OAKS, ROAD, BLDG. 227
                          WALTHAM, MASSACHUSETTS 02452
                                 (781) 647-1234
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                    ----------------------------------------
           COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS
                SENT TO THE AGENT FOR SERVICE, SHOULD BE SENT TO:
                           Edwin L. Miller, Jr., Esq.
                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. / /

                         CALCULATION OF REGISTRATION FEE


  TITLE OF EACH CLASS OF                    AMOUNT TO BE        PROPOSED MAXIMUM              PROPOSED MAXIMUM         AMOUNT OF
  SECURITIES TO BE REGISTERED                REGISTERED    OFFERING PRICE PER SHARE(1)   AGGREGATE OFFERING PRICE(1)  REGISTRATION
                                                                                                                          FEE(2)
Common Stock, $0.01 par value per share        241,667               $5.78                       $1,396,835            $349.21(4)
Preferred Stock purchase rights(3)             241,667                N/A                             N/A                  N/A


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2) Pursuant to Rule 457(c) under the Securities Act of 1933, the registration fee has been calculated based upon the average of the high and low prices per share of the common stock of NETsilicon, Inc. on the Nasdaq National Market on February 20, 2001.

(3) Preferred Stock purchase rights will be distributed without charge with respect to each share of common stock of the Registrant registered hereby.


(4) Previously paid.


    NETSILICON, INC. HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL NETSILICON, INC. SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                                NETSILICON, INC.



                                 241,667 SHARES

                                  COMMON STOCK





      This prospectus is part of a registration statement that covers 241,667 shares of our common stock. The shares may be offered and sold from time to time by one of our stockholders. We will not receive any of the proceeds from the resale of the shares.


      Our common stock is traded on the Nasdaq National Market under the symbol "NSIL." The last reported sale price of our common stock on the Nasdaq National Market on May 25, 2001 was $5.25 per share.







                  INVESTING IN THE COMMON STOCK INVOLVES RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 2.




      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.









                  The date of this prospectus is May   , 2001.

                                     SUMMARY

         The following summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this prospectus. This prospectus may contain certain "forward-looking" information, as that term is defined by (i) the Private Securities Litigation Reform Act of 1995 (the "Act") and (ii) releases made by the Securities and Exchange Commission. Such information involves risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."


                                   THE COMPANY


         We develop and market embedded Ethernet networking solutions, which combine advanced microprocessors and software, to manufacturers building intelligent, network-enabled devices. Customers incorporate our products into the design of embedded systems to provide them with the ability to communicate over standards-based local area networks, wide-area networks and the Internet, enabling the development of new embedded systems applications. We design our technology to have broad applicability and it therefore may add network functionality to many embedded systems. Our products are currently contained in a broad array of products, including digital office equipment and factory automation and process control equipment.


                               RECENT DEVELOPMENTS

         Each of the shares being registered was acquired in connection with our purchase of the stock of Dimatech Corporation from its shareholder, Hiroyuki Kataoka on February 16, 2001. In connection with the acquisition, we agreed to register the shares issued to Hiroyuki Kataoka in this registration statement.

                               CONTACT INFORMATION


         We incorporated in Massachusetts in April of 1984 under the name Digital Products, Inc. In 1998, we changed our name to NetSilicon, Inc. Our executive offices are located at 411 Waverley Oaks Road, Bldg. 227, Waltham, Massachusetts 02452 (telephone: (781) 647-1234).

                                  RISK FACTORS

         You should carefully consider the following risks before investing in our common stock. These are not the only risks facing our company. Additional risks may also impair our business operations. If any of the following risks come to fruition, our business, results of operations or financial condition could be materially adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should also refer to the other information set forth in this prospectus, and incorporated by reference, including our financial statements and the accompanying notes.

WE HAVE A HISTORY OF LOSSES AND AN ACCUMULATED DEFICIT THAT MAKE FUTURE OPERATING RESULTS AND PROFITABILITY DIFFICULT TO PREDICT.


         We incurred net losses from continuing operations for the fiscal years ended January 31, 1997, 1998, 1999 and 2001. At January 31, 2001, we had an accumulated deficit of $3.6 million. There can be no assurance that we will be able to achieve profitability on a quarterly or annual basis in the future. In addition, revenue growth is not necessarily indicative of future operating results and there can be no assurance that we will be able to sustain revenue growth. We continue to invest significant financial resources in product development, marketing and sales, and a failure of such expenditures to result in significant increases in revenue could have a material adverse effect on us. Due to the limited history and undetermined market acceptance of our new products, the rapidly evolving nature of our business and markets, potential changes in product standards that significantly influence many of the markets for our products, the high level of competition in the industries in which we operate and the other factors described elsewhere in Risk Factors, there can be no assurance that our investment in these areas will result in increases in revenue or that any revenue growth that is achieved can be sustained. Our history of losses, coupled with the factors described below, make future operating results difficult to predict. We and our future prospects must be considered in light of the risks, costs and difficulties frequently encountered by emerging companies. As a result, there can be no assurance that we will be profitable in any future period.


THE UNPREDICTABILITY OF OUR QUARTERLY RESULTS MAY ADVERSELY AFFECT THE TRADING PRICE OF OUR COMMON STOCK.

         Our net sales and operating results have in the past and may in the future fluctuate substantially from quarter to quarter and from year to year. These results have varied significantly due to a number of factors, including:

         - market acceptance of and demand for our products and those of our customers;

         - unanticipated delays or problems in the introduction of our products;

         -  the timing of large customer orders;

         -  the timing and success of our customers' development cycles;

         - our ability to introduce new products in accordance with customer design requirements and design cycles;

         - new product announcements or product introductions by us and our competitors;

         -  availability and cost of manufacturing sources for our products;

         - the volume of orders that are received and can be filled in a quarter;

         -  the rescheduling or cancellation of orders by customers;

         -  changes in product mix;

         -  timing of "design wins" with our customers and related revenue; and

         -  changes in currency exchange rates.

         Our operating results could also be harmed by:

         -  the growth rate of markets into which we sell our products;

         -  changes in the mix of sales to customers and sales representatives;

         -  costs associated with protecting our intellectual property; and

         -  changes in product costs and pricing by us and our competitors.

         We budget expenses based in part on future revenue projections. We may be unable to adjust spending in a timely manner in response to any unanticipated declines in revenues.

         As a result of these and other factors, investors should not rely solely upon period-to-period comparisons of our operating results as an indication of future performance. It is likely that in some future period our operating results or business outlook will be below the expectations of securities analysts or investors, which would likely result in a significant reduction in the market price of the shares of common stock.

OUR FAILURE TO INCREASE SALES TO MANUFACTURERS OF INTELLIGENT, NETWORK-ENABLED DEVICES AND OTHER EMBEDDED SYSTEMS WILL ADVERSELY AFFECT OUR FINANCIAL RESULTS.


         Our financial performance and future growth is dependent upon our ability to sell our products to manufacturers of intelligent, network-enabled devices and other embedded systems in various markets, including markets in which networking solutions for embedded systems have not historically been sold, such as the industrial automation equipment, data acquisition and test equipment, Internet devices and security equipment markets. A substantial portion of our recent development efforts have been directed toward the development of new products for markets that are new and rapidly evolving. There can be no assurance that:


         - the additional intelligent device markets targeted by us for our products and services will develop;

         - developers within each market targeted by us will choose our products and services to meet their needs;

         - we will successfully develop products to meet the industry-specific requirements of developers in our targeted markets or that design wins will result in significant sales; or

         - developers in our targeted markets will gain market acceptance for their devices which incorporate our products.

         We have limited experience in designing our products to meet the requirements of developers in these industries. Moreover, our products and services have, to date, achieved limited acceptance in these industries.

WE ARE DEPENDENT ON THE IMAGING MARKET FOR A LARGE PORTION OF OUR REVENUES.


         The imaging market has historically accounted for substantially all of our revenues. In the fiscal years ended January 31, 2001, 2000 and 1999, 79%, 95% and 95%, respectively, of our revenues were generated from customers in the imaging market. Our success has been and continues to be dependent on the continued success of the imaging market. Many of our customers face competition from larger, more established companies which may exert competitive or other pressures on them. Any decline in sales to the imaging market would have a material adverse effect on our business, results of operations and financial condition.


         Due in part to an economic slowdown affecting our imaging customers, we anticipate a decline in imaging revenue growth in fiscal year 2002 which will adversely effect our results of operations and financial condition.



         The imaging market is characterized by declining prices of existing products and a transition from higher priced network interface cards to semiconductor devices. Therefore, continual improvements in manufacturing efficiencies and the introduction of new products and enhancements to existing products are required for us to maintain our gross margins. In response to customer demands or competitive pressures, or to pursue new product or market opportunities, we may take certain pricing or marketing actions, such as price reductions or volume discounts. These actions could have a material adverse effect on us.


         A significant amount of our customers in the imaging market are headquartered in Japan. Our customers are subject to declines in their local economies, which have affected them from time to time in the past and may affect them in the future. The success of our customers affects their purchases from us.

OUR HIGHLY CONCENTRATED CUSTOMER BASE INCREASES THE POTENTIAL ADVERSE EFFECT ON US FROM THE LOSS OF ONE OR MORE CUSTOMERS.


         Our products have historically been sold into the imaging markets for use in products such as printers, scanners, fax machines, copiers and multi-function peripherals. This market is highly concentrated. Accordingly, our sales are derived from a limited number of customers, with the top five OEM customers accounting for 55%, 72% and 52% of total revenues for the fiscal years ended 2001, 2000 and 1999, respectively. In particular, sales to Dimatech and Ricoh accounted for 23% and 20% of total revenues, respectively, for the fiscal year ended January 31, 2001. We expect that a small number of customers will continue to account for a substantial portion of our total revenues for the foreseeable future. All of our sales are made on the basis of purchase orders rather than under long-term agreements, and therefore, any customer could cease purchasing our products at any time without penalty. The decision of any key customer to cease using our products or a material decline in the number of units purchased by a significant customer would have a material adverse effect on us.



THE LONG AND VARIABLE SALES CYCLE FOR OUR PRODUCTS MAKES IT MORE DIFFICULT FOR US TO PREDICT OUR OPERATING RESULTS AND MANAGE OUR BUSINESS.


         The sale of our products typically involves a significant technical evaluation and commitment of capital and other resources by potential customers, as well as delays frequently associated with customers' internal procedures to deploy new technologies within their products and to test and accept new technologies. For these and other reasons, the sales cycle associated with our products is typically lengthy, lasting nine months or longer, and is subject to a number of significant risks, including customers' internal acceptance reviews, that are beyond our control. Because of the lengthy sales cycle and the large size of customer orders, if orders forecasted for a specific customer for a particular quarter are not realized in that quarter, our operating results for that quarter could be materially adversely affected.

OUR RELATIVELY LOW LEVEL OF BACKLOG INCREASES THE POTENTIAL VARIABILITY OF OUR QUARTERLY OPERATING RESULTS.

         Our backlog at the beginning of each quarter typically is not sufficient to achieve expected sales for the quarter. To achieve our sales objectives, we are dependent upon obtaining orders during each quarter for shipment during that quarter. Furthermore, our agreements with our customers typically permit them to change delivery schedules.

         Non-imaging customers may cancel orders within specified time frames (typically 30 days or more prior to the scheduled shipment date under our policies) without significant penalty. Our customers have in the past built, and may in the future build, significant inventory in order to facilitate more rapid deployment of anticipated major products or for other reasons. Decisions by such customers to reduce their inventory levels have led and could lead to reductions in their purchases from us. These reductions, in turn, have caused and could cause adverse fluctuations in our operating results.

OUR DEPENDENCE ON NEW PRODUCT DEVELOPMENT AND THE RAPID TECHNOLOGICAL CHANGE THAT CHARACTERIZES OUR INDUSTRY MAKE US SUSCEPTIBLE TO LOSS OF MARKET SHARE RESULTING FROM COMPETITORS' PRODUCT INTRODUCTIONS AND SIMILAR RISKS.

         The semiconductor and networking industries are characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions, short product life cycles and rapidly changing customer requirements. The introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable. Our future success will depend on our ability to enhance our existing products, to introduce new products to meet changing customer requirements and emerging technologies, and to demonstrate the performance advantages and cost-effectiveness of our products over competing products. Any failure by us to modify our products to support new local-area network, or LAN, wide-area network, or WAN, and Internet technologies, or alternative technologies, or any failure to achieve widespread customer acceptance of such modified products could have a material adverse effect on us. In particular, we have dedicated significant resources to developing products based on the Linux operating system and on the Java programming language, and the failure of these products to achieve widespread acceptance could have a material adverse effect on us.

         We have in the past and may in the future experience delays in developing and marketing product enhancements or new products that respond to technological change, evolving industry standards and changing customer requirements. There can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products or product enhancements, or that our new products and product enhancements will adequately meet the requirements of the marketplace and achieve any significant or sustainable degree of market acceptance in existing or additional markets. Failure by us, for technological or other reasons, to develop and introduce new products and product enhancements in a timely and cost-effective manner would have a material adverse effect on us. In addition, the future introductions or announcements of products by us or one of our competitors embodying new technologies or changes in industry standards or customer requirements could render our then-existing products obsolete or unmarketable. There can be no assurance that the introduction or announcement of new product offerings by us or one or more of our competitors will not cause customers to defer the purchase of our existing products. Such deferment of purchases could have a material adverse effect on us.

OUR FAILURE TO EFFECTIVELY MANAGE PRODUCT TRANSITIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

         From time to time, we or our competitors may announce new products, capabilities or technologies that may replace or shorten the life cycles of our existing products. Announcements of currently planned or other new products may cause customers to defer or stop purchasing our products until new products become available. Furthermore, the introduction of new or enhanced products requires us to manage the transition from older product inventories and ensure that adequate supplies of new products can be delivered to meet customer demand. Our failure to effectively manage transitions from older products could have a material adverse effect on our business, results of operations and financial condition.

OUR FAILURE TO COMPETE SUCCESSFULLY IN OUR HIGHLY COMPETITIVE MARKET COULD RESULT IN REDUCED PRICES AND LOSS OF MARKET SHARE.

         The markets in which we operate are intensely competitive and characterized by rapidly changing technology, evolving industry standards, declining average selling prices and frequent new product introductions. A number of companies offer products that compete with one or more elements of our products. We believe that the competitive factors affecting the market for our products include product performance, price and quality, product functionality and features, the availability of products for existing and future platforms, the ease of integration with other hardware and software components of the customer's products, and the quality of support services, product documentation and training. The relative importance of each of these factors depends upon the specific customer involved. There can be no assurance that we will be able to compete successfully against current and future competitors, or that competitive factors faced by us will not have a material adverse effect on us.


         We primarily compete with the internal development departments of large manufacturing companies that have developed their own networking solutions, as well as established developers of embedded systems software and chips such as Axis Communications, Echelon, Emulex, Hitachi, Intel, Milan Technology, a division of Digi International, Motorola, Peerless Systems, Samsung and Wind River. In addition, we are aware of certain companies which have recently introduced products that address the markets targeted by us. We have experienced and expect to continue to experience increased competition from current and potential competitors, many of which have substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition and larger customer bases than ours. In particular, established companies in the networking or semiconductor industries may seek to expand their product offerings by designing and selling products using competitive technology that could render our products obsolete or have a material adverse effect on our sales. Increased competition may result in further price reductions, reduced gross margins and loss of market share.


WE DEPEND ON THIRD-PARTY SOFTWARE THAT WE USE UNDER LICENSES THAT MAY EXPIRE.


         We rely on certain software that we license from third parties, including software that is integrated with internally developed software and used in our products to perform key functions. These software license agreements are with Express Logic, Inc., Allegro Software Development Corporation and Wind River, each of which terminates only if we default under the respective agreement; with Novell, Inc., which is renewable annually at the option of both parties; with InterNiche Technologies, Inc., which renews until terminated by either party; and with

Peerless Systems Corporation, which expires in 2004 and is subject to year-to-year renewals thereafter at the option of both parties. These third-party software licenses may not continue to be available to us on commercially reasonable terms, and the related software may not continue to be appropriately supported, maintained or enhanced by the licensors. The loss of licenses to use, or the inability of licensors to support, maintain, and enhance any of such software, could result in increased costs, delays or reductions in product shipments until equivalent software is developed or licensed, if at all, and integrated.


WE DEPEND ON MANUFACTURING, ASSEMBLING AND PRODUCT TESTING RELATIONSHIPS AND ON LIMITED SOURCE SUPPLIERS, AND ANY DISRUPTIONS IN THESE RELATIONSHIPS MAY CAUSE DAMAGE TO OUR CUSTOMER RELATIONSHIPS.


         We do not have our own semiconductor fabrication assembly or testing operations or contract manufacturing capabilities. Instead, we rely upon independent contractors to manufacture our components, subassemblies, systems and products. Currently, all of our semiconductor devices are being manufactured, assembled and tested by Atmel Corporation in the United States and Europe, and we expect that we will continue to rely upon Atmel to manufacture, assemble and test a significant portion of our semiconductor devices in the future. In the past, we experienced a delay in the introduction of one of our products due to a problem with Atmel's design tools. While we are in the process of qualifying other suppliers, any qualification and pre-production periods could be lengthy and may cause delays in providing products to customers in the event that the sole source supplier of the semiconductor devices fails to meet our requirements. For example, Atmel uses its manufacturing facilities for its own products as well as those it manufactures on a contract basis. There is no assurance that Atmel will have adequate capacity to meet the needs of its contract manufacturing customers. In addition, semiconductor manufacturers generally experience periodic constraints on their manufacturing capacity.


         We also rely upon limited-source suppliers for a number of other components used in our products. There can be no assurance that these independent contractors and suppliers will be able to meet our future requirements for manufactured products, components and subassemblies in a timely fashion. We generally purchase limited-source components under purchase orders and have no guaranteed supply arrangements with these suppliers. In addition, the availability of many of these components to us is dependent in part on our ability to provide our suppliers with accurate forecasts of our future requirements. Any extended interruption in the supply of any of the key components currently obtained from limited sources would disrupt our operations and have a material adverse effect on our business, results of operations and financial condition.

         Delays or lost sales have been and could be caused by other factors beyond our control, including late deliveries by vendors of components, changes in implementation priorities or slower than anticipated growth in the market for networking solutions for embedded systems. Operating results in the past have also been adversely affected by delays in receipt of significant purchase orders from customers. In addition, we have experienced delays as a result of the need to modify our products to comply with unique customer specifications. In general, the timing and magnitude of our revenues are highly dependent upon our achievement of design wins, the timing and success of our customers' development cycles, and our customers' product sales. Any of these factors could have a material adverse effect on our business, results of operations and financial condition.

THE CYCLICALITY OF THE SEMICONDUCTOR INDUSTRY MAY RESULT IN SUBSTANTIAL PERIOD-TO-PERIOD FLUCTUATIONS.

         Our semiconductor products provide networking capabilities for intelligent, network-enabled devices and other embedded systems. The semiconductor industry is highly cyclical and subject to rapid technological change and has been subject to significant economic downturns at various times, characterized by diminished product demand, accelerated erosion of average selling prices and production overcapacity. The semiconductor industry also periodically experiences increased demand and production capacity constraints. As a result, we may experience substantial period-to-period fluctuations in future operating results due to general semiconductor industry conditions, overall economic conditions or other factors.

OUR ABILITY TO COMPETE COULD BE JEOPARDIZED IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS.

         Our ability to compete depends in part on our proprietary rights and technology. We have no patents and rely primarily on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contract provisions to protect our proprietary rights.


         We generally enter into confidentiality agreements with our employees, and sometimes with our customers and potential customers and limit access to the distribution of our software, hardware designs, documentation and other proprietary information. There can be no assurance that the steps taken by us in this regard will be adequate to prevent the misappropriation of our technology. While we have filed two patent applications and plan to file various additional applications, such applications may be denied. Any patents, once issued, may be circumvented by our competitors. Furthermore, there can be no assurance that others will not develop technologies that are superior to ours. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. In addition, the laws of some foreign countries do not protect our proprietary rights as fully as do the laws of the United States. There can be no assurance that our means of protecting our proprietary rights in the United States or abroad will be adequate or that competing companies will not independently develop similar technology. Our failure to adequately protect our proprietary rights could have a material adverse effect on our business, results of operations and financial condition.


         We exclusively license the right to use the NET+ARM trademark from ARM Limited according to a royalty-free agreement expiring in 2008. We depend on ARM to enforce its rights to the trademark against third-party infringement. There can be no assurance that ARM will promptly and adequately enforce these rights which could have a material adverse effect on our business, results of operations and financial condition.

WE COULD BECOME SUBJECT TO CLAIMS AND LITIGATION REGARDING INTELLECTUAL PROPERTY RIGHTS, WHICH COULD SERIOUSLY HARM US AND REQUIRE US TO INCUR SIGNIFICANT COSTS.


         The semiconductor and networking industries are characterized by frequent litigation regarding patent and other intellectual property rights. Although we have not been notified that our products infringe any third-party intellectual property rights, there can be no assurance that we will not receive such notification in the future. Any litigation to determine the validity of third-party infringement claims, whether or not determined in our favor or settled by us, would at a minimum be costly and divert the efforts and attention of our management and technical personnel from productive tasks, which could have a material adverse effect on our business, results of operations and financial condition. There can be no assurance that any infringement claims by third parties or any claims for indemnification by customers or end users of our products resulting from infringement claims will not be asserted in the future or that such assertions, if proven to have merit, will not materially adversely affect our business, results of operations or financial condition. In the event of an adverse ruling in any such matter, we would be required to pay substantial damages, cease the manufacture, use and sale of infringing products, discontinue the use of certain processes or be required to obtain a license under the intellectual property rights of the third party claiming infringement. There can be no assurance that a license would be available on reasonable terms or at all. Any limitations on our ability to market our products, or delays and costs associated with redesigning our products or payments of license fees to third parties, or any failure by us to develop or license a substitute technology on commercially reasonable terms could have a material adverse effect on our business, results of operations and financial condition.

WE FACE RISKS ASSOCIATED WITH OUR INTERNATIONAL OPERATIONS AND EXPANSION THAT COULD IMPAIR OUR ABILITY TO GROW OUR REVENUES ABROAD.


         In the fiscal years ended January 31, 2001, 2000 and 1999, international sales constituted approximately 55%, 50% and 51% of our net sales, respectively, and approximately 68%, 77% and 46% of our domestic sales were to customers headquartered in Asia during the fiscal years ended January 31, 2001, 2000 and 1999, respectively.


         We believe that our future growth is dependent in part upon our ability to increase sales in international markets, and particularly to manufacturers located in Japan, which sell their products worldwide. These sales are subject to a variety of risks, including fluctuations in currency exchange rates, tariffs, import restrictions and other trade barriers, unexpected changes in regulatory requirements, longer accounts receivable payment cycles and potentially adverse tax consequences and export license requirements. In addition, we are subject to the risks inherent in conducting business internationally, including political and economic instability and unexpected changes in diplomatic and trade relationships. In particular, the economies of certain countries in the Asia-Pacific region are experiencing considerable economic instability and downturns. Because our sales to date have been denominated in United States dollars, increases in the value of the United States dollar could increase the price in local currencies of our products in non-US markets and make our products more expensive than competitors' products denominated in local currencies. In addition, an integral part of our business strategy is to form strategic alliances for the manufacture and distribution of our products with third parties, including foreign corporations. There can be no assurance that one or more of the factors described above will not have a material adverse effect on our business, results of operations and financial condition.


         We intend to expand our presence in Europe to address new markets. One change resulting from the formation of a European Economic and Monetary Union ("EMU") required EMU member states to irrevocably fix their respective currencies to a new currency, the euro, as of January 1, 1999. Business in the EMU member states will be conducted in both the existing national currency such as the French franc or the Deutsche mark, and the euro through 2002. As a result, companies operating or conducting business in EMU member states will need to ensure that their financial and other software systems are capable of processing transactions and properly handling these currencies, including the euro. There can be no assurance that the conversion to the euro will not have a material adverse effect on our business, results of operations and financial condition.


IF WE LOSE KEY PERSONNEL IT COULD PREVENT US FROM EXECUTING OUR BUSINESS
STRATEGY.


         Our business and prospects depend to a significant degree upon the continuing contributions of our executive officers and our key technical personnel. Competition for such personnel is intense, and there can be no assurance that we will be successful in attracting and retaining qualified personnel. Our stock price and the number of options outstanding with exercise prices in excess of their market price could make it more difficult to attract and retain key personnel. Failure to attract and retain key personnel could result in our failure to execute our business strategy and have a material adverse effect on us. We have employment contracts with our Vice President, Intelligent Device Markets Europe; Vice President, Finance, and Chief Financial Officer; President and Chief Operating Officer and the Chairman and Chief Executive Officer. We do not maintain any key-man life insurance policies.

ANY FAILURE TO COMPLY WITH SIGNIFICANT REGULATIONS AND EVOLVING INDUSTRY STANDARDS COULD DELAY INTRODUCTION OF OUR PRODUCTS.


         The market for our products is subject to a significant number of communications regulations and industry standards, some of which are evolving as new technologies are deployed. In the United States, our products must comply with various regulations defined by the Federal Communications Commission and standards established by Underwriters' Laboratories. Some of our products may not comply with current industry standards, and this noncompliance must be addressed in the design of those products. Standards for networking are still evolving. As the standards evolve, we may be required to modify our products or develop and support new versions of our products. The failure of our products to comply or delays in compliance, with the various existing and evolving industry standards could delay introduction of our products, which could have a material adverse effect on our business, results of operations and financial condition.

ANY MATERIAL PRODUCT DEFECTS COULD RESULT IN LOSS OF MARKET SHARE, DELAY OF MARKET ACCEPTANCE OR PRODUCT LIABILITY CLAIMS OR LOSSES.

         Complex products such as those offered by us may contain undetected or unresolved defects when first introduced or as new versions are released. The occurrence of material errors in the future could, and the failure or inability to correct such errors would, result in the loss of market share, the delay or loss of market acceptance of our products, material warranty expense, diversion of engineering and other resources from our product development efforts, the loss of credibility with our customers or product recall. The use of our products for applications in devices that interact directly with the general public, where the failure of the embedded system could cause property damage or personal injury, could expose us to significant product liability claims. Although we have not experienced any product liability or economic loss claims to date, the sale and support of our products may entail the risk of such claims. Any of such occurrences could have a material adverse effect upon our business, results of operations and financial condition.

IF WE DO NOT SUCCESSFULLY MANAGE OUR GROWTH, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

         We have limited internal infrastructure and any significant growth would place a substantial strain on our financial and management personnel and information systems and controls. Such growth would require us to implement new and enhance existing financial and management information systems and controls and add and train personnel to operate such systems effectively. Our intention to continue to pursue our growth strategy through efforts to increase sales of existing products and new products can be expected to place even greater pressure on our existing personnel and compound the need for increased personnel, expanded information systems, and additional financial and administrative control procedures. There can be no assurance that we will be able to successfully manage expanding operations. Our inability to manage our expanded operations effectively could have a material adverse effect on our business, results of operations and financial condition.

A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK COULD BE SOLD INTO THE PUBLIC MARKET, WHICH COULD DEPRESS OUR STOCK PRICE.


         Sales of a substantial number of shares of common stock in the public market could adversely affect the market price for our common stock and could make it more difficult for us to raise funds through equity offerings in the future.

         Subject to applicable federal and securities laws and the restrictions set forth below, Sorrento Networks Corporation, formerly Osicom Technologies, Inc., ("Sorrento") may sell any and all of the shares of common stock beneficially owned by it or distribute any or all such shares of common stock to its stockholders. Sales or distributions by Sorrento of substantial amounts of common stock in the public market or to its stockholders, or the perception that such sales or distribution could occur, could adversely affect the prevailing market prices for the common stock. Sorrento is not subject to any obligation to retain its shares in NetSilicon. As a result, there can be no assurance concerning the period of time during which Sorrento will maintain its beneficial ownership of our common stock. Moreover, there can be no assurance that, in any transfer by Sorrento of a controlling interest in us, any holders of common stock will be able to participate in such transaction or will realize any premium with respect to their shares of common stock.



At January 31, 2001, options to purchase an aggregate of 5,051,149 shares of our common stock were outstanding. Of these options, 852,394 were exercisable as of January 31, 2001, with additional vesting to occur from time to time.


ANY ACQUISITIONS WE HAVE MADE OR WILL MAKE COULD DISRUPT OUR BUSINESS AND SERIOUSLY HARM OUR FINANCIAL CONDITION.

         We continue to intend to consider investments in complementary companies, products or technologies. We may buy businesses, products or technologies in the future. In the event of any future purchases, we could:

         - issue stock that would dilute our current stockholders' percentage ownership;

         -  incur debt;

         -  assume liabilities;

         - incur amortization expenses related to goodwill and other intangible assets; or

         -  incur large and immediate write-offs.

OUR OPERATION OF ANY ACQUIRED BUSINESS WILL ALSO INVOLVE NUMEROUS RISKS,
INCLUDING:

         - problems combining the purchased operations, technologies or products;

         -  unanticipated costs;

         -  diversion of management's attention from our core business;


         - difficulties integrating businesses in different countries and cultures;


         - adverse effects on existing business relationships with suppliers and customers;

         - risks associated with entering markets in which we have no or limited prior experience; and

         - potential loss of key employees, particularly those of the purchased organizations.

         We cannot assure you that we will be able to successfully integrate any businesses, products, technologies or personnel that we have acquired or that we might acquire in the future and any failure to do so could disrupt our business and seriously harm our financial condition.


BECAUSE THE NASDAQ NATIONAL MARKET IS LIKELY TO EXPERIENCE EXTREME PRICE AND VOLUME FLUCTUATIONS, THE PRICE OF OUR COMMON STOCK MAY DECLINE.

         The market price of our shares is likely to be highly volatile and could be subject to wide fluctuations in response to numerous factors, including the following:

         - actual or anticipated variations in our quarterly operating results or those of our competitors;

         - announcements by us or our competitors of new products or technological innovations;

        -   introduction and adoption of new industry standards;

        - changes in financial estimates or recommendations by securities analysts;

        -   changes in the market valuations of our competitors;

        - announcements by us or our competitors of significant acquisitions or partnerships; and

        -   sales of our common stock.

         Many of these factors are beyond our control and may negatively impact the market price of our common stock, regardless of our performance. In addition, the stock market in general, and the market for technology companies in particular, has been highly volatile. Our common stock may not trade at the same levels of shares as that of other technology companies and shares of technology companies, in general, may not sustain their current market prices. In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management's attention and resources, which could seriously harm our business and operating results.



PROVISIONS OF OUR CHARTER DOCUMENTS, OUR SHAREHOLDER RIGHTS PLAN AND LAW MAY HAVE ANTI-TAKEOVER EFFECTS THAT COULD PREVENT A CHANGE OF CONTROL.

         Provisions of our amended and restated articles of organization, bylaws, our shareholder rights plan, and of Massachusetts law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. Operating alone or together, the above provisions or statutes may render more difficult or discourage a merger, consolidation or tender offer, the assumption of control by a holder of a large block of the Company's shares, and the removal of incumbent management.



                                 USE OF PROCEEDS

         We will not receive any proceeds from the resale by the selling stockholder of the shares being registered. The principal purpose of this offering is to effect an orderly disposition of the selling stockholder's shares. See "Selling Stockholder" and "Plan of Distribution" described below.


                               SELLING STOCKHOLDER

         The following table sets forth, as of February 20, 2001, the number and percentage of shares of our common stock beneficially owned by the selling stockholder prior to this offering and the maximum number of shares that the selling stockholder, its transferees, distributees, pledgees, donees or other successors in interest, may offer and sell pursuant to this prospectus. We have assumed, when calculating the numbers in the table, that all of the shares owned by the selling stockholder and offered pursuant to this prospectus will be sold. As of February 20, 2001, there were outstanding 7,051,791 shares of Voting Common Stock and 6,972,656 shares of Non-Voting Common Stock. An asterisk in the table below means that the number is less than 1%.


                         SHARES OWNED BEFORE THE    SHARES OFFERED PURSUANT TO THIS      SHARES OWNED AFTER
                                OFFERING                       PROSPECTUS                    THE OFFERING
                         -----------------------    -------------------------------      ------------------

SELLING STOCKHOLDER        NUMBER      PERCENT           NUMBER        PERCENT           NUMBER     PERCENT
--------------------       ------      -------           ------        -------           ------     -------
Hiroyuki Kataoka          241,667       1.72            241,667         1.72               0           *
                          -------      -----            -------        -----              ---         ---
Total:                    241,667       1.72            241,667         1.72               0           *

         The shares offered hereby were issued to the selling stockholder in connection with our acquisition of the stock of Dimatech Corporation from the selling stockholder. The transaction occurred on February 16, 2001. Prior to the stock purchase, Dimatech Corporation was a distributor of ours for sales in Japan and Asia.

General

         In recognition of the fact that the selling stockholder may desire the ability to sell shares of our common stock when it considers it appropriate, we agreed to file a registration statement to permit the public sale of the shares and to use our reasonable efforts to keep the registration statement effective until the earlier of such time as all shares to be registered hereunder are sold, and February 16, 2002. We will prepare and file such amendments and supplements to the registration statement as may be necessary to keep it effective during such period.

         We have agreed to bear all expenses in connection with the registration and resale of the shares (other than underwriting discounts and selling commissions and the fees and expenses of counsel and other advisors to the selling stockholders). See "Plan of Distribution." The asset purchase agreement provides that we will indemnify the selling stockholder for any losses incurred by it in connection with actions arising from any untrue statement of a material fact in the registration statement or any omission of a material fact required to be stated therein, unless such statement or omission was made in reliance upon written information furnished to us by the selling stockholder. Similarly, the asset purchase agreement provides that the selling stockholder will indemnify us and our officers and directors for any losses incurred by it in connection with any action arising from any untrue statement of material fact in the registration statement or any omission of a material fact required to be stated therein, if such statement or omission was made in reliance on written information furnished to us by the selling stockholder.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                              PLAN OF DISTRIBUTION

         The shares offered in this prospectus may be sold from time to time by the selling stockholder for its own account. We are responsible for the expenses incurred in the registration of the shares, other than selling discounts and commissions and stock transfer fees and taxes applicable to the sale of the shares. In addition, we have agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act, and the selling stockholder has agreed to indemnify us against certain liabilities, including liabilities under the Securities Act.

         The selling stockholder is not subject to any underwriting agreement. The selling stockholder, or any parties who receive the shares from the selling stockholder by way of a gift, donation or other transfer, may sell the shares covered by this prospectus. The selling stockholder may sell the shares offered by this prospectus from time to time at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The sales may be made in the over-the-counter market, on the Nasdaq National Market, or on any exchange on which the shares are listed. The shares may be sold by one or more of the following means:

         - one or more block trades in which a broker or dealer will attempt to sell all or a portion of the shares held by the selling stockholder as agent or principal;

         - purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

         - ordinary brokerage transactions and transactions in which a broker solicits purchasers;

         -  in negotiated transactions; and

         -  through other means.

         The selling stockholder may effect sales by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the selling stockholder and/or purchasers of the shares. Under the federal securities laws, any broker-dealers that participate with the selling stockholder in the distribution of the shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of the shares positioned by them might be deemed to be underwriting compensation.

         We have informed the selling stockholder that the antimanipulation rules under Section 16 of the Securities Exchange Act may apply to sales in the market and will furnish the selling stockholder with a copy of these rules if the stockholder requests them. We have also informed the selling stockholder that it needs to deliver a copy of this prospectus to the buyer when it sells shares.

         Some of the shares may be sold under Rule 144 rather than in reliance on this prospectus.

         We agreed to file a registration statement to register the resale of the shares and to use our reasonable efforts to maintain the effectiveness of the registration statement until the earlier of the date on which no shares originally held by the selling stockholder remain unsold, and February 16, 2002.

         American Stock Transfer and Trust Company, 59 Maiden Lane, New York, New York, 10007, is the transfer agent for our common stock.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-3 with the Securities and Exchange Commission in connection with this offering. In addition, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents we file at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's Internet site at http://www.sec.gov.

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filing we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (File No. 000-26761):

         1. Our Annual Report on Form 10-K for the fiscal year ended January 31, 2001;



         2. Our proxy statement, filed on May 9, 2001, for the annual meeting of shareholders for the fiscal year ended January 31, 2001;



         3.  Our Current Report on Form 8-K filed March 2, 2001;



         4.  Our Amended Current Report on Form 8-K/A filed May 1, 2001; and



         5. The section entitled "Description of Registrant's Securities to be Registered" contained in our Registration Statements on Form 8-A filed on July 20, 1999 and September 13, 2000, including any amendment or report filed for the purpose of updating that description.


         We will provide a copy of any and all of the information that is incorporated by reference in this prospectus, not including exhibits to the information unless those exhibits are specifically incorporated by reference into this prospectus, to any person, without charge, upon written or oral request.


         Requests for copies of this information should be directed to Investor Relations, NetSilicon, Inc., 411 Waverley Oaks Road, Bldg. 227, Waltham, Massachusetts 02452; telephone number (781) 647-1234.


         This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                                  LEGAL MATTERS


         Certain legal matters with respect to the issuance of the shares of common stock offered hereby will be passed upon for NetSilicon by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.


                                     EXPERTS


         The financial statements included in our annual report on Form 10-K for the fiscal year ended January 31, 2001 incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated by reference herein, and are incorporated herein in reliance upon such report, given upon the authority of said firm as an expert in accounting and auditing.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Common Stock. In this prospectus, references to "NetSilicon," "we," "our" and "us" refer to NetSilicon, Inc.




                                TABLE OF CONTENTS


                                                                            Page
Summary ...............................................................        1
Risk Factors ..........................................................        2
Use of Proceeds .......................................................       13
Selling Stockholder ...................................................       13
Plan of Distribution ..................................................       14
Where You Can Find More Information ...................................       15
Incorporation of Certain Information
  by Reference ........................................................       15
Legal Matters .........................................................       17
Experts ...............................................................       17






                                 241,667 SHARES







                               [NET SILICON LOGO]

                                NETSILICON, INC.


                                 241,667 SHARES


                                  COMMON STOCK



                                 ---------------
                                   PROSPECTUS
                                 ---------------






                                  May __, 2001

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an estimate of the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation:


         Registration fee -- Securities and Exchange Commission ..   $   349.21
         Nasdaq National Market additional listing fee ...........   $ 2,416.67
         Accounting fees and expenses ............................   $ 6,500.00
         Legal fees and expenses .................................   $18,000.00
         Miscellaneous ...........................................   $ 1,000.00
                                                                     ----------
              TOTAL ..............................................   $28,265.88
                                                                     ==========



        NetSilicon will bear all expenses shown above. All amounts, other than the Securities and Exchange Commission registration fee and the Nasdaq National Market additional listing fee are estimates solely for the purpose of this offering.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Massachusetts Business Corporation Law provides for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities, except with respect to any matter that the indemnified person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Company. Reference is made to the Company's corporate charter and by-laws filed as Exhibits 3.1 and 3.2 hereto, respectively.

ITEM 16. EXHIBITS.

         The following exhibits, required by Item 601 of Regulation S-K, are filed as a part of this registration statement. Exhibit numbers, where applicable, in the left column correspond to those of Item 601 of Regulation S-K.

Exhibit No.                       Description of Exhibit
-----------                       ----------------------

    3.1       Restated Articles of Organization, as amended (filed as Exhibit
              3.1 to our Registration Statement on Form S-1 (File No. 333-62231) and incorporated herein by reference)


    3.2       Amended and Restated By-Laws of the Registrant (filed as Exhibit
              3.2 to our Quarterly Report on Form 10-Q filed on September 12, 2000 and incorporated herein by reference)



    4.1* Stock Purchase Agreement, dated as of February 16, 2001, between NetSilicon, Inc., Dimatech Corporation and Hiroyuki Kataoka

    4.2 Specimen Certificate for shares of the Registrant's Common Stock (filed as Exhibit 4 to our Registration Statement on Form S-1 (File No. 333-62231) and incorporated herein by reference)


    5.1*      Opinion of Testa, Hurwitz & Thibeault, LLP



    23.1*     Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
              5.1)


    23.2      Consent of BDO Seidman, LLP


    24.1* Power of Attorney (included as part of the signature page of this Registration Statement)



*  Previously filed.



ITEM 17. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.

         (b) Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c)  The undersigned Registrant hereby undertakes that:

              (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

              (2) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


              (3) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.

              (4) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham in the Commonwealth of Massachusetts, on this 30th day of May 2001.



                                  NetSilicon, Inc.




                                  By: /s/ Daniel J. Sullivan
                                      ----------------------------
                                          Daniel J. Sullivan
                                          Chief Financial Officer
                                          (Principle Financial and
                                          Accounting Officer)






         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.



        SIGNATURE                                   TITLE                                  DATE

/s/            *                    Chairman, Chief Executive Officer and           May 30, 2001
-------------------------------     Director (Principal Executive Officer)
Cornelius Peterson, VIII

/s/ Daniel J. Sullivan              Chief Financial Officer                         May 30, 2001
-------------------------------     (Principal Financial and Accounting Officer)
Daniel J. Sullivan

/s/            *                    Director                                        May 30, 2001
-------------------------------
Michael K Ballard

/s/            *                    Director                                        May 30, 2001
-------------------------------
Francis E. Girard

/s/            *                    Director                                        May 30, 2001
-------------------------------
William Johnson

/s/            *                    Director                                        May 30, 2001
-------------------------------
Edward B. Roberts

/s/            *                    Director                                        May 30, 2001
-------------------------------
F. Grant Saviers

*By: /s/ Daniel J. Sullivan
    ---------------------------
         Daniel J. Sullivan
         Attorney-In-Fact


                                INDEX TO EXHIBITS

Exhibit No.   Description of Exhibit
-----------   ----------------------

    3.1       Restated Articles of Organization, as amended (filed as Exhibit
              3.1 to our Registration Statement on Form S-1 (File No. 333-62231) and incorporated herein by reference)


    3.2       Amended and Restated By-Laws of the Registrant (filed as Exhibit
              3.2 to our Quarterly Report on Form 10-Q filed on September 12, 2000 and incorporated herein by reference)



    4.1* Stock Purchase Agreement, dated as of February 16, 2001, between NetSilicon, Inc., Dimatech Corporation and Hiroyuki Kataoka


    4.2 Specimen Certificate for shares of the Registrant's Common Stock (filed as Exhibit 4 to our Registration Statement on Form S-1 (File No. 333-62231) and incorporated herein by reference)


    5.1*      Opinion of Testa, Hurwitz & Thibeault, LLP



   23.1*      Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
              5.1)


   23.2       Consent of BDO Seidman, LLP


   24.1* Power of Attorney (included as part of the signature page of this Registration Statement)



* Previously Filed.